Exhibit 99.1
Corrections Corporation of America Announces
First Quarter 2008 Financial Results
And Additional construction to Increase Design Capacity of
Adams County Correctional Center
NASHVILLE, Tenn. — May 6, 2008 — Corrections Corporation of America (NYSE: CXW) (the “Company” or “CCA”), the nation’s largest provider of corrections management services to government agencies, today announced its financial results for the first quarter ended March 31, 2008.
Financial Review
First Quarter of 2008 Compared with First Quarter of 2007
■	Net income increased to $35.0 million from $32.6 million

■	Net income per diluted share increased to $0.28 from $0.26

■	EBITDA increased to $91.4 million from $84.1 million

■	Adjusted Free Cash Flow increased to $72.7 million from $61.5 million

■	849 expansion beds placed into service during the first quarter of 2008
Financial results for the first quarter of 2008 were positively impacted by an increase in average daily compensated inmate populations from both federal and state customers. Management revenue from federal customers increased 6.9% to $152.0 million during the first quarter of 2008 from $142.2 million during the first quarter of 2007. The increase in federal revenue from the first quarter of 2007 resulted from an increase in utilization at our Stewart Detention Center under a contract with the Immigration and Customs Enforcement (“ICE”) that became effective in October 2006, combined with the utilization by the U.S. Marshals Service (“USMS”) of the 360-bed expansion at the Citrus County Detention Facility completed during the first quarter of 2007 as well as an increase in populations from all three federal agencies at several other facilities.
Management revenue from state customers increased 16.4% to $196.4 million during the first quarter of 2008 from $168.7 million for the same period in 2007. The increase in state revenue from the prior year quarter primarily resulted from contract awards resulting in additional inmates from the state of California, which now utilizes beds in five of our facilities, as well as the state of Arizona for which we house inmates at our Diamondback Correctional Facility. Additionally, our inmate populations from the state of Florida increased as a result of the expansions at Gadsden Correctional Institution and Bay Correctional Facility, both of which were completed during the third quarter of 2007. These increases were partially offset by a reduction in revenue resulting from lower populations at our D.C. Correctional Treatment Facility.
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CCA First Quarter 2008 Financial Results

Also contributing to the improvement in federal and state revenue were increases in per diems obtained on several management contracts.
Our average daily compensated population increased 6.1% to 75,544 during the first quarter of 2008 from 71,206 during the first quarter of 2007. However, total portfolio occupancy decreased to 97.0% during the first quarter of 2008 from 98.0% during the first quarter of 2007 as a result of placing nearly 5,000 new beds into service since the first quarter of 2007.
Adjusted Free Cash Flow increased to $72.7 million during the first quarter of 2008 from $61.5 million generated during the same period in 2007. The increase in Adjusted Free Cash Flow was primarily attributable to an improvement in operating performance driven by new management contracts and a decrease in maintenance and technology capital expenditures.
EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to GAAP financial measures.
Commenting on the financial results, President and CEO John Ferguson stated, “We delivered solid financial performance during the first quarter, and we are optimistic about our prospects in future quarters as we deliver new bed capacity. We continue to effectively execute our development program and expect to bring on-line approximately 6,900 additional beds during the remainder of 2008, preparing a foundation for future growth.”
Ferguson continued, “Based on projected demand for prison beds by many of our existing state and federal customers we continue to pursue additional expansion and development opportunities.”
Operations Highlights
For the quarters ended March 31, 2008 and 2007, key operating statistics for the continuing operations of the Company were as follows:

	Quarter Ended March 31,
Metric	2008	2007	% Change
Average Available Beds	77,899	72,643	7.2%
Average Compensated Occupancy	97.0%	98.0%	-1.0%
Total Compensated Man-Days	6,874,470	6,408,581	7.3%
Average Daily Compensated Population	75,544	71,206	6.1%
Revenue per Compensated Man-Day	$55.98	$54.01	3.6%

Operating Expense per Compensated Man-Day:
Fixed	29.70	28.55	4.0%
Variable	9.88	9.49	4.1%

Total	39.58	38.04	4.0%

Operating Margin per Compensated Man-Day	$16.40	$15.97	2.7%

Operating Margin	29.3%	29.6%	-1.0%
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CCA First Quarter 2008 Financial Results

Total revenue for the first quarter of 2008 increased 10.8% to $388.4 million from $350.5 million during the same period in 2007, as total compensated man-days increased to 6.9 million from 6.4 million, and as revenue per compensated man-day increased to $55.98 from $54.01. The increase in revenue from the prior year period was predominately due to higher inmate populations from the state of California at our Florence and Tallahatchie facilities, the state of Arizona at our Diamondback facility as well as from the USMS at the Citrus facility and from ICE at our Stewart facility.
Total operating expenses per compensated man-day increased 4.0% to $39.58 during the first quarter of 2008 compared with $38.04 during the same period in 2007. In addition to general inflationary increases, our operating expenses included incremental costs associated with ramping-up inmate populations at a number of our facilities, primarily those facilities where expansion projects have recently been completed or where expansions will be completed in the near term.
Business Development Update
Today, CCA is announcing its intent to increase the total capacity of its Adams County Correctional Center, in Adams County, Mississippi which is currently under construction, by an additional 564-beds. The incremental cost of construction is estimated to be $30.0 million and is anticipated to be completed during the first quarter of 2009. Upon completion of the additional beds, the Adams County facility will have a total design capacity of 2,232 beds at a total estimated cost of $135.0 million.
Although we currently do not have a management contract for the Adams County facility, CCA decided to move forward with increasing the design capacity based on anticipated demand from federal and state agencies.
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CCA First Quarter 2008 Financial Results

Facility Development Update
Facilities Currently Under Development or Expansion
Based upon our expectation of increased demand for bed capacity on behalf of a number of state and federal agencies, we expect to complete the following expansion and development projects:

				Estimated
Facilities Under Expansion or	Additional	Total Bed Capacity	Estimated	Total Cost	Potential
Development	Beds	Following Expansion	Completion	(in millions)	Customer(s)
Bent County Correctional Facility, Colorado	720	1,420	Q2 2008	$45.0	Colorado (1)
Leavenworth Detention Center, Kansas	266	1,033	Q2 2008	22.0	USMS (1)
Tallahatchie County Correctional Facility,	720	2,672	Q2 2008	53.5
Mississippi	128		Q3 2008		California (1)
Cimarron Correctional Facility, Oklahoma	660	1,692	Q3 2008	45.0	Various States
Davis Correctional Facility, Oklahoma	660	1,670	Q3 2008	45.0	Various States
Adams County Correctional	1,668	2,232	Q4 2008	135.0	Federal or
Center, Mississippi	564		Q1 2009		Various States
La Palma Correctional Center,	3,060	3,060	Q3 2008 -	205.0	California (1)
Arizona			Q2 2009
Trousdale Correctional Center, Tennessee	2,040	2,040	Q4 2009	143.0	Various States and Federal

Total	10,486			$693.5

(1)	We currently have contracts in place with the stated customers to occupy these facilities; however, the contracts do not provide a guarantee of utilization.
In addition to the above listed projects, we continue to pursue additional development and expansion opportunities in order to satisfy increasing demand from existing and potential customers. We believe we have the ability to fund our current development activity with cash on hand, availability under our new $450.0 million revolving credit facility, and cash generated from operations.
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CCA First Quarter 2008 Financial Results

Expansions or Developments Completed During 2007 and During First Quarter of 2008

	Additional
Expansions or New Facilities Completed	Beds	Completed	Customer(s)
2007

Citrus County Detention Facility, Florida	360	Q1 2007	Citrus County

Crossroads Correctional Center, Montana	96	Q1 2007	State of Montana and USMS

Saguaro Correctional Facility, Arizona	1,896	Q2 2007	State of Hawaii

Gadsden Correctional Institution, Florida	384	Q3 2007	State of Florida

Bay Correctional Facility, Florida	235	Q3 2007	State of Florida

Tallahatchie County Correctional Facility, Mississippi	720	Q4 2007	State of California

North Fork Correctional Facility, Oklahoma	960	Q4 2007	State of California

Total 2007 Additional Beds Completed	4,651

2008

Eden Detention Center, Texas	129	Q1 2008	BOP

Kit Carson Correctional Center, Colorado	720	Q1 2008	State of Colorado

Total 2008 Additional Beds Completed	849

Total	5,500

Guidance
We expect diluted earnings per share (“EPS”) for the second quarter of 2008 to be in the range of $0.28 to $0.30, and full year 2008 EPS to be in the range of $1.21 to $1.28.
During 2008, we expect to invest approximately $495.4 million in capital expenditures, consisting of approximately $450.0 million in prison construction and expansions that have been previously announced, $31.9 million in maintenance capital expenditures and $13.5 million in information technology. We also currently expect to pay approximately $50.0 million to $55.0 million in federal and state income taxes during 2008.
Supplemental Financial Information and Investor Presentations
We have made available on our website supplemental financial information and other data for the first quarter of 2008. We do not undertake any obligation, and disclaim any duty, to update any of the information disclosed in this report. Interested parties may access this information through our website at www.correctionscorp.com under “Financial Information” of the Investor section.
Management may meet with investors from time to time during the second quarter of 2008. Written materials used in the investor presentations will also be available on our website beginning on or about May 13, 2008. Interested parties may access this information through our website at www.correctionscorp.com under “Webcasts” of the Investor section.
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CCA First Quarter 2008 Financial Results

Webcast and Replay Information
We will host a webcast conference call at 11:00 a.m. eastern time (10:00 a.m. central time) today, to discuss our first quarter 2008 financial results. To listen to this discussion, please access “Webcasts” on the Investor page at www.correctionscorp.com. The conference call will be archived on our website following the completion of the call. In addition, a telephonic replay will be available today at 2:00 p.m. eastern time through 11:59 p.m. eastern time on May 13, 2008, by dialing 888-203-1112, pass code 7611394.
About CCA
CCA is the nation’s largest owner and operator of privatized correctional and detention facilities and one of the largest prison operators in the United States, behind only the federal government and three states. We currently operate 65 facilities, including 41 company-owned facilities, with a total design capacity of approximately 78,500 beds in 19 states and the District of Columbia. We specialize in owning, operating and managing prisons and other correctional facilities and providing inmate residential and prisoner transportation services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, our facilities offer a variety of rehabilitation and educational programs, including basic education, religious services, life skills and employment training and substance abuse treatment. These services are intended to reduce recidivism and to prepare inmates for their successful re-entry into society upon their release. We also provide health care (including medical, dental and psychiatric services), food services and work and recreational programs.
Forward-Looking Statements
This press release contains statements as to our beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (ii) changes in the privatization of the corrections and detention industry, the public acceptance of our services, the timing of the opening of and demand for new prison facilities and the commencement of new management contracts; (iii) our ability to obtain and maintain correctional facility management contracts, including as a result of sufficient governmental appropriations and as a result of inmate disturbances; (iv) increases in costs to construct or expand correctional facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions and material shortages, resulting in increased construction costs; (v) risks associated with judicial challenges regarding the transfer of California inmates to out of state private correctional facilities; and (vi) general economic and market conditions. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by us with the Securities and Exchange Commission.
CCA takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release.
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CCA First Quarter 2008 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	March 31,	December 31,
ASSETS	2008	2007
Cash and cash equivalents	$50,470	$57,968
Accounts receivable, net of allowance of $3,998 and $3,914, respectively	231,547	241,722
Deferred tax assets	14,916	12,250
Prepaid expenses and other current assets	13,584	21,142
Assets held for sale	7,578	7,581

Total current assets	318,095	340,663

Property and equipment, net	2,231,354	2,086,980

Restricted cash	6,580	6,511
Investment in direct financing lease	14,243	14,503
Goodwill	13,672	13,672
Other assets	22,781	23,411

Total assets	$2,606,725	$2,485,740

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$207,320	$213,240
Income taxes payable	11,450	964
Current portion of long-term debt	290	290
Current liabilities of discontinued operations	151	237

Total current liabilities	219,211	214,731

Long-term debt, net of current portion	1,045,605	975,677
Deferred tax liabilities	39,338	34,271
Other liabilities	39,392	39,086

Total liabilities	1,343,546	1,263,765

Commitments and contingencies

Common stock - $0.01 par value; 300,000 shares authorized; 124,965 and 124,472 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	1,250	1,245
Additional paid-in capital	1,574,937	1,568,736
Retained deficit	(313,008)	(348,006)

Total stockholders’ equity	1,263,179	1,221,975

Total liabilities and stockholders’ equity	$2,606,725	$2,485,740

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CCA First Quarter 2008 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months
	Ended March 31,
	2008	2007
REVENUE:
Management and other	$387,567	$349,838
Rental	793	698

	388,360	350,536

EXPENSES:
Operating	277,294	249,130
General and administrative	19,553	17,318
Depreciation and amortization	21,412	18,225

	318,259	284,673

OPERATING INCOME	70,101	65,863

OTHER EXPENSES (INCOME):
Interest expense, net	13,650	13,934
Other (income) expenses	93	(11)

	13,743	13,923

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	56,358	51,940

Income tax expense	(21,601)	(19,578)

INCOME FROM CONTINUING OPERATIONS	34,757	32,362

Income from discontinued operations, net of taxes	241	208

NET INCOME	$34,998	$32,570

BASIC EARNINGS PER SHARE:
Income from continuing operations	$0.28	$0.27
Income from discontinued operations, net of taxes	—	—

Net income	$0.28	$0.27

DILUTED EARNINGS PER SHARE:
Income from continuing operations	$0.28	$0.26
Income from discontinued operations, net of taxes	—	—

Net income	$0.28	$0.26

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CCA First Quarter 2008 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(UNAUDITED AND AMOUNTS IN THOUSANDS)
CALCULATION OF ADJUSTED FREE CASH FLOW

	For the Three Months Ended March 31,
	2008	2007
Income from continuing operations before income taxes	$56,358	$51,940
Income taxes paid	(376)	(798)
Depreciation and amortization	21,412	18,225
Depreciation and amortization for discontinued operations	—	45
Income from discontinued operations, net of taxes	241	208
Income tax expense for discontinued operations	149	126
Stock-based compensation reflected in G&A expenses	2,020	1,230
Amortization of debt costs and other non-cash interest	993	1,015
Maintenance and technology capital expenditures	(8,138)	(10,456)

Adjusted Free Cash Flow	$72,659	$61,535

CALCULATION OF EBITDA

	For the Three Months Ended March 31,
	2008	2007
Net income	$34,998	$32,570
Interest expense, net	13,650	13,934
Depreciation and amortization	21,412	18,225
Income tax expense	21,601	19,578
Income from discontinued operations, net of taxes	(241)	(208)

EBITDA	$91,420	$84,099

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION
EBITDA and Adjusted Free Cash Flow are non-GAAP financial measures. The Company believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its correctional facilities and their management teams. The Company believes that it is useful to provide investors, lenders and security analysts disclosures of its results of operations on the same basis as that used by management.
Management and investors review both the Company’s overall performance (including GAAP EPS, net income, and Adjusted Free Cash Flow) and the operating performance of the Company’s correctional facilities (EBITDA). EBITDA is a useful supplemental measure of the performance of the Company’s correctional facilities because it does not take into account depreciation and amortization and tax provisions. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s correctional facilities, management believes that
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CCA First Quarter 2008 Financial Results

assessing performance of the Company’s correctional facilities without the impact of depreciation or amortization is useful. The calculation of Adjusted Free Cash Flow substitutes capital expenditures incurred to maintain the functionality and condition of the Company’s correctional facilities in lieu of a provision for depreciation; Adjusted Free Cash Flow also excludes certain other non-cash expenses that do not affect the Company’s ability to service debt.
The Company may make adjustments to GAAP net income, EBITDA and Adjusted Free Cash Flow from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual and because such items do not reflect a necessary component of the ongoing operations of the Company. Other companies may calculate EBITDA and Adjusted Free Cash Flow differently than the Company does, or adjust for other items, and therefore comparability may be limited. EBITDA and Adjusted Free Cash Flow are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.
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